UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  July 1, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 1, 2016, an indirect subsidiary of NextEra Energy Partners, LP (NEP) (the borrower) entered into and borrowed $100 million under a variable rate senior secured term loan agreement (term loan) that matures in June 2019. Interest is based on the London Interbank Offered Rate plus a margin, with payment being due at the end of interest rate periods which can range from one to six months, as selected by the borrower. The term loan is secured by liens on certain of the assets of NextEra Energy Operating Partners, LP (NEP OpCo), and certain assets of, and the direct ownership interest in, one of NEP OpCo's direct subsidiaries. The term loan contains customary default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the term loan and related documents, including financial covenants relating to the maximum leverage ratio and a minimum interest coverage ratio, and certain bankruptcy-related events. Additionally, NEP OpCo and one of NEP OpCo's direct subsidiaries are required to comply with certain financial covenants on a quarterly basis and NEP OpCo's and its direct subsidiaries' ability to pay cash distributions to their equity holders is subject to certain other restrictions. All borrowings under the term loan are guaranteed by NEP and NEP OpCo.

Also on July 1, 2016, an indirect subsidiary of NEP borrowed $100 million under a previously disclosed existing revolving credit facility entered into in December 2015. The borrowings under the term loan and the existing credit facility were used to fund a portion of the acquisition of Bayhawk Wind Holdings, LLC described in Item 8.01 below.

Section 8 - Other Events

Item 8.01 Other Events

On July 5, 2016, an indirect subsidiary of NEP acquired Bayhawk Wind Holdings, LLC, which indirectly owns two wind generation facilities, Cedar Bluff Wind and Golden Hills Wind, with a combined generating capacity of approximately 285 megawatts, located in Ellis, Ness, Rush and Trego counties, Kansas, and Alameda county, California, respectively, for approximately $312 million, subject to customary working capital adjustments, and the assumption of $253 million in existing liabilities related to differential membership interests. The seller is an indirect wholly-owned subsidiary of NextEra Energy, Inc. (NEE).

The terms of the related purchase and sale agreement were unanimously approved by NEP’s conflicts committee, which is comprised of the independent members of the board of directors of NextEra Energy Partners GP, Inc., the general partner of NEP and an indirect wholly-owned subsidiary of NEE. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the acquisition. In approving the acquisition, the conflicts committee based its decision, in part, on an opinion from its independent financial advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 5, 2016

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

CHRIS N. FROGGATT
Chris N. Froggatt Controller and Chief Accounting Officer

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